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                                                                   Exhibit 99.1



                                FRED MEYER, INC.
                         Special Meeting, March 5, 1998

                      PROXY SOLICITED BY BOARD OF DIRECTORS


         The undersigned hereby appoints Robert G. Miller, Kenneth Thrasher, and Roger A. Cooke, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Fred Meyer, Inc. ("Fred Meyer") on March 5, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present.

         The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for approval of (i) the issuance of common stock of Fred Meyer in connection with the Agreement and Plan of Merger with Quality Food Centers, Inc., (ii) the issuance of common stock of Fred Meyer in connection with the Agreement and Plan of Merger with Food 4 Less Holdings, Inc. and (iii) the amendment of the Certificate of Incorporation of Fred Meyer. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.


                                               Fred Meyer, Inc.
                                               P.O. BOX 11228
                                               New York, NY 10203-0228

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE.)






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
1.       A proposal to approve the issuance of common stock of Fred      2.       A proposal to approve the issuance of common
         Meyer in connection with the Agreement and Plan of                       stock of Fred Meyer in connection with the
         Merger, dated as of November 6, 1997, as amended, between                Agreement and Plan of Merger, dated as of
         Fred Meyer, Quality Food Centers, Inc. and Q-Acquisition                 November 6, 1997, as amended, between Fred Meyer,
         Corp.                                                                    Food 4 Less Holdings, Inc. and FFL Acquisition
                                                                                  Corp.

           [  ] FOR        [  ]   AGAINST              [  ]  ABSTAIN               [  ] FOR         [  ]   AGAINST   [  ]  ABSTAIN

3.       A proposal to amend the Certificate of Incorporation of Fred    4.       Transaction of any business that properly comes
           Meyer to increase the maximum size of the Board of                      before the meeting or any adjournments thereof.
           Directors.


           [  ] FOR        [  ]   AGAINST              [  ]  ABSTAIN




                                                                                       Change of Address and or [  ]
                                                                                        Comments Mark Here


                                                                         Please date and sign as name is imprinted hereon,
                                                                         including designation as executor, trustee, etc., if
                                                                         applicable. A corporation must sign its name by the
                                                                         president or other authorized officer.

                                                                         The Special Meeting of Stockholders of Fred Meyer, Inc.
                                                                         will be held on March 5, 1998 at 10:00 a.m., Pacific
                                                                         Time, at the DoubleTree Hotel, Downtown, 310 S.W.
                                                                         Lincoln, Portland, Oregon.

                                                                         Dated:________________________ , 1998


                                                                         _____________________________________
                                                                         Signature


                                                                         _____________________________________
                                                                         Signature


                                                                         VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.
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(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)